Exhibit 99.1

PURE Bioscience Reports Fiscal First Quarter 2023

Financial Results

Update on Business and PURE’s SDC-Based Antimicrobial Food Safety Solutions

RANCHO CUCAMONGA, CA (December 14, 2022) – PURE Bioscience, Inc. (OTCQB: PURE) (“PURE,” the “Company” or “we”), creator of the patented non-toxic silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal first quarter ended October 31, 2022.

Summary of Results – Fiscal First Quarter Operations

●	Net product sales were $467,000 and $497,000 for the fiscal first quarters ended October 31, 2022 and 2021, respectively. The decrease of $30,000 was attributable to decreased sales across our distribution and end-user network.
●	Net loss for the fiscal first quarter ended October 31, 2022 was $993,000, compared to $796,000 for the fiscal first quarter ended October 31, 2021.
●	Net loss, excluding share-based compensation, for the fiscal first quarter ended October 31, 2022 was $909,000, compared to $606,000 for the fiscal first quarter ended October 31, 2021.
●	Net loss per share was ($0.01) for the fiscal first quarter ended October 31, 2022, compared to ($0.01) for the fiscal first quarter ended October 31, 2021.

Business Update

Corporate Accounts

PURE Hard Surface has been adopted by multiple potato processing companies, including some of the largest processors in the country. During the first quarter, multiple potato processing locations purchased and installed application equipment to remediate long-standing food safety concerns in their facilities. In addition, PURE’s unique solution has been adopted in eight large snack food and bakery facilities. With multiple trials ongoing, we anticipate growth to continue in the potato, snack food and bakery industries.

Adoption in the dairy segment continues to grow, as we are now servicing several of the largest dairy processors in the country. Our combined efforts with Hydrite Chemical Co. have resulted in six additional locations using PURE Hard Surface to address various environmental concerns prevalent in the dairy industry.

Street Sales

PURE has now hired two regional managers, one located in the Midwest and the other on the West Coast. The West Coast manager is slated to start at the beginning of the calendar year and has twenty years of chemical sales experience, including sales of PURE products. The regional managers and their respective sales teams will focus on revenue generation across the janitorial, healthcare, assisted living, school, childcare, restaurant, and first responder industries.

Tom Y. Lee, Chief Executive Officer, said, “the Company experienced multiple wins this quarter with the adoption of our solution in the potato, snack food and bakery industries. Momentum into these new industries clearly shows PURE’s SDC-based solutions work and provide an advantage over products currently used in the food industry,” concluded Lee.

About PURE Bioscience, Inc.

PURE is focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena. We provide solutions to combat the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented, stabilized ionic silver, and our initial products contain silver dihydrogen citrate, better known as SDC. This is a broad-spectrum, non-toxic antimicrobial agent, and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and mitigation of bacterial resistance. PURE is headquartered in Rancho Cucamonga, California (San Bernardino metropolitan area). Additional information on PURE is available at www.purebio.com.

Forward-looking Statements: Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this press release, including quotes from management, concerning the Company’s expectations (including with respect to Hydrite Chemical Co.), plans, business outlook, future performance, future potential revenues, expected results of the Company’s marketing efforts, the execution of contracts under negotiation and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; economic and other disruptions resulting from COVID-19; acceptance of the Company’s current and future products and services in the marketplace, including the Company’s ability to convert successful evaluations and tests for PURE Control and PURE Hard Surface into customer orders and customers continuing to place product orders as expected and to expand their use of the Company’s products; the Company’s ability to maintain relationships with its partners and other counterparties; the Company’s ability to generate sufficient revenues and reduce its operating expenses in order to reach profitability; the Company’s ability to raise the funding required to support its continued operations and the implementation of its business plan; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology as a direct food contact processing aid in raw meat processing and to expand its use in OLR poultry processing; competitive factors, including customer acceptance of the Company’s SDC-based products that are typically more expensive than existing treatment chemicals; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-K for the fiscal year ended July 31, 2022 and Form 10-Q for the fiscal first quarter ended October 31, 2022. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Mark Elliott, VP Finance

PURE Bioscience, Inc.

Phone: 619-596-8600 ext.: 116

PURE Bioscience, Inc.

Condensed Consolidated Balance Sheets

	October 31, 2022	July 31, 2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$2,452,000	$3,391,000
Accounts receivable	252,000	201,000
Inventories, net	239,000	179,000
Restricted cash	75,000	75,000
Prepaid expenses	54,000	18,000
Total current assets	3,072,000	3,864,000
Property, plant and equipment, net	627,000	620,000
Total assets	$3,699,000	$4,484,000
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$561,000	$488,000
Accrued liabilities	138,000	87,000
Total current liabilities	699,000	575,000
Total liabilities	699,000	575,000
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value: 150,000,000 shares authorized, 111,356,473 shares issued and outstanding at October 31, 2022 and at July 31, 2022	1,114,000	1,114,000
Additional paid-in capital	132,163,000	132,079,000
Accumulated deficit	(130,277,000)	(129,284,000)
Total stockholders’ equity	3,000,000	3,909,000
Total liabilities and stockholders’ equity	$3,699,000	$4,484,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended
	October 31,
	2022	2021
Net product sales	$467,000	$497,000
Royalty revenue	4,000	4,000
Total revenue	471,000	501,000
Cost of goods sold	214,000	172,000
Gross Profit	257,000	329,000
Operating costs and expenses
Selling, general and administrative	1,165,000	1,057,000
Research and development	78,000	67,000
Total operating costs and expenses	1,243,000	1,124,000
Loss from operations	(986,000)	(795,000)
Other income (expense)
Other income (expense), net	(5,000)	—
Interest expense, net	(2,000)	(1,000)
Total other income (expense)	(7,000)	(1,000)
Net loss	$(993,000)	$(796,000)
Basic and diluted net loss per share	$(0.01)	$(0.01)
Shares used in computing basic and diluted net loss per share	111,356,473	87,432,380

PURE Bioscience, Inc.

Condensed Consolidated Statement of Stockholders’ Equity

(Unaudited)

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance July 31, 2022	111,356,473	$1,114,000	$132,079,000	$(129,284,000)	$3,909,000
Share-based compensation expense - stock options	—	—	63,000	—	63,000
Share-based compensation expense - restricted stock units	—	—	21,000	—	21,000
Net loss	—	—	—	(993,000)	(993,000)
Balance October 31, 2022 (Unaudited)	111,356,473	$1,114,000	$132,163,000	$(130,277,000)	$3,000,000

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance July 31, 2021	87,223,141	$873,000	$128,253,000	$(125,793,000)	$3,333,000
Share-based compensation expense - stock options	—	—	169,000	—	169,000
Share-based compensation expense - restricted stock units	—	—	21,000	—	21,000
Issuance of common stock upon the vesting of restricted stock units	650,000	6,000	(6,000)	—	—
Net loss	—	—	—	(796,000)	(796,000)
Balance October 31, 2021 (Unaudited)	87,873,141	$879,000	$128,437,000	$(126,589,000)	$2,727,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	October 31,
	2022	2021
Operating activities
Net loss	$(993,000)	$(796,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	84,000	190,000
Depreciation and amortization	30,000	58,000
Changes in operating assets and liabilities:
Accounts receivable	(51,000)	130,000
Inventories	(60,000)	20,000
Prepaid expenses	(36,000)	(36,000)
Accounts payable and accrued liabilities	124,000	(142,000)
Net cash used in operating activities	(902,000)	(576,000)
Investing activities
Purchases of property, plant and equipment	(37,000)	(54,000)
Net cash used in investing activities	(37,000)	(54,000)
Net decrease in cash and cash equivalents, and restricted cash	(939,000)	(630,000)
Cash and cash equivalents, and restricted cash at beginning of period	3,466,000	2,465,000
Cash and cash equivalents, and restricted cash at end of period	$2,527,000	$1,835,000

Reconciliation of cash and cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$2,452,000	$1,760,000
Restricted cash	$75,000	$75,000
Total cash and cash equivalents and restricted cash	$2,527,000	$1,835,000